   As filed with the Securities and Exchange Commission on December 29, 2000
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                              VERILINK CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
                             ----------------------

            DELAWARE                                  94-2857548
  (State or Other Jurisdiction          (I.R.S. Employer Identification Number)
of Incorporation or Organization)

                               127 JETPLEX CIRCLE
                             MADISON, ALABAMA 35758
               (Address of Principal Executive Offices) (Zip Code)
                             ----------------------
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                               GRAHAM G. PATTISON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               127 JETPLEX CIRCLE
                             MADISON, ALABAMA 35758
                                 (256) 772-3770
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:

                             ELIOT W. ROBINSON, ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                 SIXTEENTH FLOOR
                           191 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600
                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                     Proposed Maximum     Proposed Maximum
       Title of Securities          Amount To Be      Offering Price     Aggregate Offering     Amount of
         To Be Registered            Registered        Per Share(1)           Price(2)       Registration Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
share............................     2,900,000           $1.89              $5,481,000           $1,371
==============================================================================================================

(1) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market for December 27, 2000.
(2) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

         The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") have been or will be sent or given to participants in the plans listed on the cover of the Registration Statement (the "Plans") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (1) The contents of the Registration Statements on Form S-8, Commission File No. 333-05651, 333-69755, 333-88301 and
                  333-42262, including the exhibits thereto, registering shares under the Amended and Restated 1993 Stock Option Plan and the 1996 Employee Stock Purchase Plan.

         (2) Annual Report on Form 10-K for the year ended June 30, 2000 (Commission File No. 000-28562); and

         (3) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of such fiscal year.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offering is terminated shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

ITEM 8. EXHIBITS.

         5        Opinion of Powell, Goldstein, Frazer & Murphy LLP.

         23.1     Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in Exhibit 5).

         23.2     Consent of PricewaterhouseCoopers LLP.

         24       Power of Attorney (See signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Alabama, on this the 29th day of December 2000.

                             VERILINK CORPORATION


                             By: /s/ Graham G. Pattison
                                ------------------------------------------------
                                 Graham G. Pattison
                                 President, Chief Executive Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Graham G. Pattison and Ronald G. Sibold, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on December 29, 2000 by the following persons in the capacities indicated.



 /s/ Graham G. Pattison                  President, Chief Executive Officer and       December 29, 2000
-----------------------------------      Director
Graham G. Pattison


 /s/ Ronal G. Sibold                     Vice President and Chief Financial Officer   December 29, 2000
-----------------------------------
Ronald G. Sibold


 /s/ C. W. Smith                         Vice President and Corporate Controller      December 29, 2000
-----------------------------------
C. W. Smith


 /s/ Howard Oringer                      Chairman of the Board                        December 29, 2000
-----------------------------------
Howard Oringer


 /s/ Steven C. Taylor                    Director                                     December 29, 2000
-----------------------------------
Steven C. Taylor


 /s/ Leigh S. Belden                     Director                                     December 29, 2000
-----------------------------------
Leigh S. Belden


 /s/ John E. Major                       Director                                     December 29, 2000
-----------------------------------
John E. Major


 /s/ John A. McGuire                     Director                                     December 29, 2000
-----------------------------------
John A. McGuire

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION
------                     -----------
5                 Opinion of Powell, Goldstein, Frazer & Murphy LLP.*

23.1              Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5).*

23.2              Consent of PricewaterhouseCoopers LLP.*

24                Power of Attorney (see signature pages to this Registration Statement).*

---------------

* Filed herewith.